Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TCF Financial Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-232886), Form S-4 (No. 333-252517) and Form S-8 (Nos. 33-10546, 33-41774, 33-44208, 333-136692, 333-140897, 333-144403, 333-153573, 333-158335, 333-161779, 333-161780, 333-168824, 333-173831, 333-183325, 333-187725, 333-192600, 333-202349, 333-206720, 333-209962, 333-224665 and 333-224666) of Huntington Bancshares Incorporated of our reports dated March 2, 2020, with respect to the consolidated statements of financial condition of TCF Financial Corporation as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports are included in the Form 8-K of Huntington Bancshares Incorporated which is incorporated by reference in the prospectus supplement, and to the reference to our firm under the heading “Experts” in the prospectus supplement.

/s/ KPMG LLP

Detroit, Michigan

February 2, 2021